Exhibit 10.1

FOURTH AMENDMENT TO
AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT to the Amended and Restated Executive Employment Agreement between Daniel A. DeMatteo (“Executive”) and GameStop Corp. (the “Company”) dated December 31, 2008 and amended April 5, 2010, June 2, 2010 and February 9, 2011 (such agreement, as amended, the “Employment Agreement”) is entered into on March 1, 2013.

WHEREAS, the parties desire to modify the Employment Agreement as provided below.

NOW, THEREFORE, the parties hereby agree that the Employment Agreement is modified as follows:

1.           Term of Employment.  The term of Executive’s employment under the Employment Agreement shall continue through June 2, 2013, unless terminated earlier in accordance with Section 4 of the Employment Agreement.

2.           Miscellaneous.  Except as modified by this Fourth Amendment, all terms and conditions set forth in the Employment Agreement shall continue to apply and remain unchanged and in full force and effect, and any reference in the Employment Agreement to “this Agreement” shall mean the Employment Agreement, as modified by this Fourth Amendment.

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment on the date indicated above.

EXECUTIVE:

/s/ Daniel A. DeMatteo
Daniel A. DeMatteo

THE COMPANY:

GAMESTOP CORP.

By:	/s/ Paul Raines
Name: Paul Raines
Title:  Chief Executive Officer